Exhibit 16.1

Deloitte & Touche LLP Suite 3300 127 Public Square Cleveland, OH 44114-1291 USA Tel: +1 216 589 1300 Fax: +1 216 589 1369
May 15, 2008
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of Preformed Line Products Company’s Form 8-K dated May 9, 2008, and have the following comments:
1.	We agree with the statements made in Item 4.01(a).

2.	We have no basis on which to agree or disagree with the statements made in Item 4.01(b).
Yours truly,